EXHIBIT 99.1
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PRESS RELEASE
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July 29, 2004--CoolSavings, Inc. (OTCBB:CSAV):

      Highlights:

      -- 6% revenue growth for the quarter over same quarter of prior year;

      -- Significant improvement in net income over same quarter of prior year;

      --    Continued momentum for CoolSavings Marketing Network


CoolSavings, Inc. (OTCBB:CSAV), a leading online direct marketing and media company, today reported results for the second quarter and six months ended June 30, 2004. The Company posted a 6% increase in revenues in the second quarter compared to the same quarter of 2003, reflecting an increase in revenue per action taken by its members primarily resulting from improved yield management and associated pricing improvements, but partially offset by lower new member registrations and higher cost per registration. Net revenues in the second quarter of 2004 were $9.2 million compared to $8.6 million in the same period of 2003. For the second quarter, net income was $0.4 million, compared to $0.1 million reported for the same period of 2003. The improvement in profitability is largely attributable to the 6% increase in revenue over the same period of 2003. Net income for the second quarter of 2004 included a benefit for stock option compensation of $0.1 million and a charge for lease exit costs of $0.1 million, compared to a charge for stock option compensation of $0.3 million and a charge for lease exit costs of $0.2 million in the same period for 2003.

Gross profit in the second quarter of 2004 was $8.0 million, or 87% of net revenues, compared to $8.0 million, or 93% of net revenues in the second quarter of the prior year. The Company's total operating expenses in the quarter were $7.5 million, compared to $7.9 million in the second quarter of the prior year. The Company's income from operations was $0.5 million for the second quarter of 2004 compared to $0.2 million in the second quarter of 2003. Net loss applicable to common stockholders was $0.2 million, or $0.00 per share, compared to a net loss applicable to common stockholders of $0.4 million, or $0.01 per share, reported for the same period of 2003.

"We had our strongest revenue quarter since the fourth quarter of 2000 while maintaining fiscal discipline," commented Matthew Moog, President and Chief Executive Officer of CoolSavings, Inc. "Although consumer acquisition costs are rising and availability of affordable media is declining, the effects of these two trends were more than offset in the quarter by our own efforts to improve pricing and yield via inventory management and the launch of Lead Generation Services, a new service of the CoolSavings Marketing Network."












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SIX MONTH FINANCIAL HIGHLIGHTS

Net revenues in the six month period ended June 30, 2004 were $17.2 million compared to $16.3 million for the same period of 2003. Gross profit in the first six months of 2004 was $15.4 million, or 89% of net revenues, compared to $14.9 million, or 91% of net revenues, in the same six months of the prior year. The Company's total operating expenses for the first six months were $15.7 million, compared to total operating expenses of $15.6 million during the same six months of the prior year. The Company's loss from operations was $0.4 million for the first six months of 2004 compared to a loss of $0.7 million during the same period of 2003. The net loss for the first six months was $0.6 million, compared to a net loss of $0.9 million reported for the same period of 2003. Net loss applicable to common stockholders was $1.7 million, or $0.04 per share, compared to a net loss of $1.8 million, or $0.05 per share, reported for the same period of 2003. Results for the first six months of 2004 included charges for lease exit costs and a benefit for stock option compensation of $0.1 million and $0.2 million, respectively. Charges of $0.4 million for lease exit costs, $0.1 million for asset impairment and $0.3 million for stock option compensation were recorded in the same period of 2003.

FINANCIAL CONDITION

At June 30, 2004, the Company had cash and cash equivalents of $5.2 million compared to $7.3 million at December 31, 2003. Accounts receivable, net of allowances for doubtful accounts, were $5.5 million at June 30, 2004 compared to $4.8 million at the end of 2003. Current liabilities totaled $12.5 million at June 30, 2004 compared to $12.4 million at the end of 2003.

CONTINUED MOMENTUM OF COOLSAVINGS MARKETING NETWORK

In the first half of 2004 CoolSavings enhanced its targeted marketing and promotions network, the CoolSavings Marketing Network, with the addition of two new network service offerings, Grocery Solutions and Lead Generation Services. Grocery Solutions includes an electronic/paperless coupon network solution, which was acquired through the purchase of the Targeted Marketing Services (TMS) business from Alliance Data Systems in the first quarter of 2004. CoolSavings is currently managing the Kroger Plus Internet Coupons electronic customer loyalty program for The Kroger Co., one of America's largest grocery retailers. CoolSavings is also using its technology to power the "Score the Points. Get the Gear!" promotion for Kroger and Gatorade(R) Thirst Quencher, the nation's leading sports drink manufacturer. Launched in the second quarter of 2004, the 5-month online and in-store promotion enables Kroger Plus Internet Coupons users to earn points toward prizes when they purchase qualified Gatorade products while shopping with their Kroger loyalty card.

CoolSavings' new Lead Generation Service (LGS) delivers targeted, highly qualified leads to leading marketers who have historically relied on more traditional forms of lead generation such as direct mail and telemarketing. The service is differentiated by its focus and commitment to privacy, permission, lead quality and customer service. LGS has shown strong progress since its March launch. The Company is distributing hundreds of lead generation offers across its network of media partners from some of the nation's top brands, including JC Penney, VISA, Snapfish.com, American Baby and Scholastic, Inc., among others. Network media partners include major publishers, portals and lifestyle Web sites.

"We are very pleased with the progress of CoolSavings' new Lead Generation Service and the quality of participating media partners and brands," commented Moog. "Recent studies have shown online lead generation to be a top priority for marketers. The expansion of the CoolSavings Marketing Network and our five prior years' experience as a leader in online lead generation on our own media property, place us in a strong position to achieve our goal of being the #1 lead generation provider on the Internet."




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The Company's consumer savings site, coolsavings.com, has also demonstrated strong momentum during the first half of 2004, recording a 7% increase in revenue-producing actions by its members from the first quarter to the second quarter of 2004, as well as a 92% retention rate during the first half of 2004 among its top 100 revenue-producing clients from 2003. New and returning clients during the first half of the year include Colgate-Palmolive Company, Frito-Lay Inc., The Home Depot, SC Johnson, Quiznos Sub, Bayer and Mott's Inc., among others.

BUSINESS OUTLOOK

The following statements are based on current expectations, are forward-looking and actual results may differ materially. See "Cautionary Note Regarding Forward-Looking Statements" below.

Looking forward, CoolSavings remains dedicated to its mission to be the leading provider of promotional offers to consumers while effectively connecting marketers to their best customers. The Company will continue to offer a compelling consumer experience on its Web site and across the CoolSavings Marketing Network by delivering valuable promotional offers to consumers from leading national brands. The Company plans to continue to expand the capabilities of the CoolSavings Marketing Network.

While CoolSavings is reiterating its current projection for full year 2004 revenue growth of 20%, we are revising our full year operating income to 100% growth from 200%. We expect the significant increase in media costs experienced over the prior year to continue for the remainder of 2004. This cost plus the added cost related to our acquisition of Targeted Marketing Services during the first quarter of 2004 has caused the change to our earnings forecast.

We expect our current liquidity position to meet our anticipated cash needs for working capital and capital expenditures, excluding potential acquisitions that may require large cash outlays, or any accelerated payments that Landmark Communications Inc., may require with respect to its preferred stock holdings or its loan to the Company, for the foreseeable future.

ABOUT COOLSAVINGS

CoolSavings is an online direct marketing and media company that provides smarter solutions to help marketers reach their target consumers. Combining a broad distribution network, sophisticated analytics and proprietary technology, CoolSavings enables a wide variety of advertisers to identify and engage their best customers using highly targeted services such as printable couponing, lead generation, e-mail, category newsletters, direct mail and product sampling.

CoolSavings, Inc.'s majority stockholder is Landmark Communications, Inc., a privately held media company with national and international interests in newspapers, broadcasting, cable programming and electronic publishing.

CoolSavings is a registered trademark of CoolSavings, Inc. Other product and company names herein may be trademarks of their respective owners.
















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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements under the caption "Business Outlook" and other statements regarding the Company's expectations, beliefs, hopes, intentions, or strategies. Where possible, these forward-looking statements have been identified by use of words such as "project," "forecast," "anticipate," "believe," "will," "expect," and similar expressions. Known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in this press release, may cause our actual results and performance to differ materially from the future results and performance expressed in, or implied by, such forward-looking statements. These risks, uncertainties, and other factors include, without limitation, our ability to secure financing to meet our long-term capital needs, our ability to secure long-term contracts with existing advertisers and attract new advertisers, our ability to add new members, our successful introduction of new services and features, our ability to compete successfully against current and future competitors, our ability to protect our patents, trademarks and proprietary rights, our ability to continue to attract, assimilate and retain highly skilled personnel, our ability to successfully integrate TMS with our existing business, general industry, economic and market conditions and growth rates, the potential for higher actual media costs, and other costs and expenses when compared to our estimated costs and projections. For a discussion of these and other risks, uncertainties and factors which could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements, see "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2003, and our Quarterly Report on Form 10Q for the quarter ended March 31, 2004, both as filed with the SEC.

We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform these statements to actual results or otherwise reflect new developments or changed circumstances, unless expressly required by applicable federal securities laws. You should not place undue reliance on any such forward-looking statements.


































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                              COOLSAVINGS, INC.
                          STATEMENTS OF OPERATIONS
                                 (Unaudited)
               (in thousands, except share and per share data)

                                   FOR THE                FOR THE
                             THREE MONTHS ENDED       SIX MONTHS ENDED
                          ----------------------   ---------------------
                           JUNE 30,    JUNE 30,     JUNE 30,   JUNE 30,
                             2004        2003         2004       2003
                          ----------  ----------  ----------  ----------
Revenue:
  e-marketing services .  $    9,179  $    8,580  $   17,116  $   16,129
  License royalties. . .          12          66          56         141
                          ----------  ----------  ----------  ----------
Net revenues . . . . . .       9,191       8,646      17,172      16,270
Cost of revenues . . . .       1,193         601       1,816       1,389
                          ----------  ----------  ----------  ----------

Gross profit . . . . . .       7,998       8,045      15,356      14,881
                          ----------  ----------  ----------  ----------

Operating expenses:
  Sales and marketing. .       4,962       4,560      10,355       8,955
  Product development. .         940         723       1,952       1,477
  General and
    administrative . . .       1,548       2,405       3,327       4,632
  Lease exit costs . . .          60         173         114         408
  Loss on asset
    impairment . . . . .       --          --          --             81
                          ----------  ----------  ----------  ----------
Total operating
  expenses . . . . . . .       7,510       7,861      15,748      15,553
                          ----------  ----------  ----------  ----------

Income (loss) from
  operations . . . . . .         488         184        (392)       (672)

Other income (expense):
  Interest and other
    income . . . . . . .           7           6          15          25
  Interest expense . . .        (127)       (117)       (251)       (230)
                          ----------  ----------  ----------  ----------
Total other income
  (expense). . . . . . .        (120)       (111)       (236)       (205)
                          ----------  ----------  ----------  ----------
Income (loss) before
  income taxes . . . . .         368          73        (628)       (877)
Income taxes . . . . . .          (4)      --             (6)      --
                          ----------  ----------  ----------  ----------
Net income (loss). . . .         364          73        (634)       (877)

Cumulative dividend on
  Series B Preferred
    Stock. . . . . . . .        (516)       (476)     (1,022)       (944)
                          ----------  ----------  ----------  ----------
Loss applicable to
  common stockholders. .  $     (152) $     (403) $   (1,656) $   (1,821)
                          ==========  ==========  ==========  ==========

Basic and diluted net
 loss per share. . . . .  $    (0.00) $    (0.01) $    (0.04) $    (0.05)
                          ==========  ==========  ==========  ==========

Weighted average shares
  used in the calculation
  of basic and diluted
  net loss per share . .  39,232,977  39,101,022  39,225,888  39,097,362
                          ==========  ==========  ==========  ==========

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CONTACT:          CoolSavings, Inc.
                  Melissa Lederer, 312-224-5153
                  melissa@coolsavings.com

                  or

                  Kupper Parker Communications
                  Mary Scholz Barber, 314-290-2013
                  mbarber@kupperparker.com

SOURCE:           CoolSavings, Inc.





"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding CoolSavings, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.














































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